Exhibit 99

Snap-on Announces Third Quarter 2013 Results

Sales of $753.2 million up 5.8% over 2012 levels;
Operating earnings before financial services improves 130 basis points to 14.8% of sales;
Diluted EPS of $1.43 increases 13.5%

KENOSHA, Wis.--(BUSINESS WIRE)--October 17, 2013--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the third quarter of 2013.

  Sales of $753.2 million increased $41.6 million, or 5.8%, from 2012 levels; excluding $15.6 million of sales from the May 2013 acquisition of Challenger Lifts, Inc. (“Challenger”) and $7.3 million of unfavorable foreign currency translation, organic sales increased 4.7%.
  Operating earnings before financial services of $111.3 million, or 14.8% of sales, compares with $96.2 million, or 13.5% of sales, last year.
  Financial services operating earnings of $31.6 million increased $3.7 million from 2012 levels.
  Consolidated operating earnings of $142.9 million, or 17.9% of revenues (net sales plus financial services revenue), increased from $124.1 million, or 16.5% of revenues, last year.
  Net earnings of $84.6 million, or $1.43 per diluted share, compares with net earnings of $74.1 million, or $1.26 per diluted share, a year ago.

“We’re encouraged by our third quarter results, which reflect a 5.8% increase in net sales and a 130 basis point improvement in operating margin before financial services. We believe these results demonstrate our continued progress along our defined runways for coherent growth and underscore the benefits of our Snap-on Value Creation processes of safety, quality, customer connection, innovation and rapid continuous improvement,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “In the third quarter, we were also the only company to receive three MOTOR Magazine Top 20 Tool Awards for 2013, continuing a multi-year streak recognizing our capabilities in connecting with our professional customers and in translating that insight into winning innovation. Finally, these results and achievements reflect extraordinary effort and dedication across the company and I thank our franchisees and associates worldwide for their significant contributions and commitment.”

Segment Results

Commercial & Industrial Group segment sales of $275.2 million in the quarter decreased $5.2 million, or 1.9%, from 2012 levels. Excluding $2.7 million of unfavorable foreign currency translation, organic sales in the quarter decreased $2.5 million, or 0.9%, primarily due to continued lower sales to the military coupled with a slight sales decline in the segment’s European-based hand tools business.

Operating earnings of $36.0 million in the period increased $2.6 million from 2012 levels, and the operating margin (operating earnings as a percentage of segment sales) of 13.1% improved from 11.9% a year ago.

Snap-on Tools Group segment sales of $333.8 million in the quarter rose $25.0 million, or 8.1%, from 2012 levels, reflecting sales gains across both the company’s U.S. and international franchise operations. Excluding $4.0 million of unfavorable foreign currency translation, organic sales increased 9.5%.

Operating earnings of $41.9 million in the period increased $1.7 million from 2012 levels and the operating margin of 12.6% compared with 13.0% a year ago.

Repair Systems & Information Group segment sales of $252.7 million in the quarter increased $30.7 million, or 13.8%, from 2012 levels. Excluding $15.6 million of sales from the Challenger acquisition and $0.2 million of favorable foreign currency translation, organic sales in the quarter rose $14.9 million, or 6.7%, primarily due to gains in sales of diagnostics and repair information products to independent repair shop owners and managers and higher sales to Original Equipment Manufacturer (OEM) dealerships.

Operating earnings of $57.9 million in the period increased $8.4 million from 2012 levels and the operating margin of 22.9% improved from 22.3% a year ago.

Financial Services operating earnings of $31.6 million on revenue of $45.1 million in the quarter compared with operating earnings of $27.9 million on revenue of $40.5 million a year ago.

Corporate expenses of $24.5 million in the quarter decreased from $26.9 million last year, primarily due to lower stock-based and mark-to-market expenses.

Outlook

Snap-on expects to continue with the advancement of its strategic framework designed to enhance its mobile tool distribution network, expand in the vehicle repair garage, extend to critical industries and build in emerging markets. In pursuit of these initiatives, Snap-on anticipates that capital expenditures in 2013 will approximate $75 million. Snap-on also expects that its full year 2013 effective income tax rate will be comparable to its 2012 rate.

Conference Call and Webcast October 17, 2013, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, October 17, 2013, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, including the accompanying slide presentation, visit www.snapon.com/sna and click on the link toward the bottom of the page. Additional detail about Snap-on is also available on the Snap-on web site.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $2.9 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 29, 2012, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 28,	Sept. 29,	Sept. 28,	Sept. 29,
	2013	2012	2013	2012

Net sales	$753.2	$711.6	$2,259.0	$2,184.7
Cost of goods sold	(388.9)	(371.2)	(1,164.6)	(1,146.7)
Gross profit	364.3	340.4	1,094.4	1,038.0
Operating expenses	(253.0)	(244.2)	(757.5)	(739.7)
Operating earnings before financial services	111.3	96.2	336.9	298.3

Financial services revenue	45.1	40.5	133.6	118.4
Financial services expenses	(13.5)	(12.6)	(40.9)	(41.0)
Operating earnings from financial services	31.6	27.9	92.7	77.4

Operating earnings	142.9	124.1	429.6	375.7
Interest expense	(14.4)	(13.6)	(41.8)	(41.4)
Other income (expense) – net	(0.8)	(0.2)	(3.1)	(0.5)
Earnings before income taxes and
equity earnings	127.7	110.3	384.7	333.8
Income tax expense	(40.8)	(34.9)	(122.1)	(108.4)
Earnings before equity earnings	86.9	75.4	262.6	225.4
Equity earnings, net of tax	0.1	1.0	0.2	2.5
Net earnings	87.0	76.4	262.8	227.9
Net earnings attributable to noncontrolling interests	(2.4)	(2.3)	(7.0)	(6.4)
Net earnings attributable to Snap-on Inc.	$84.6	$74.1	$255.8	$221.5

Net earnings per share attributable to Snap-on Inc.:
Basic	$1.45	$1.27	$4.40	$3.81
Diluted	1.43	1.26	4.33	3.77

Weighted-average shares outstanding:
Basic	58.2	58.3	58.2	58.2
Effect of dilutive options	0.8	0.6	0.9	0.6
Diluted	59.0	58.9	59.1	58.8

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 28,	Sept. 29,	Sept. 28,	Sept. 29,
	2013	2012	2013	2012

Net sales:
Commercial & Industrial Group	$275.2	$280.4	$807.8	$850.3
Snap-on Tools Group	333.8	308.8	1,007.3	950.4
Repair Systems & Information Group	252.7	222.0	745.0	675.5
Segment net sales	861.7	811.2	2,560.1	2,476.2
Intersegment eliminations	(108.5)	(99.6)	(301.1)	(291.5)
Total net sales	$753.2	$711.6	$2,259.0	$2,184.7
Financial Services revenue	45.1	40.5	133.6	118.4
Total revenues	$798.3	$752.1	$2,392.6	$2,303.1

Operating earnings:
Commercial & Industrial Group	$36.0	$33.4	$100.2	$95.4
Snap-on Tools Group	41.9	40.2	143.6	130.8
Repair Systems & Information Group	57.9	49.5	171.1	150.3
Financial Services	31.6	27.9	92.7	77.4
Segment operating earnings	167.4	151.0	507.6	453.9
Corporate	(24.5)	(26.9)	(78.0)	(78.2)
Operating earnings	$142.9	$124.1	$429.6	$375.7
Interest expense	(14.4)	(13.6)	(41.8)	(41.4)
Other income (expense) – net	(0.8)	(0.2)	(3.1)	(0.5)
Earnings before income taxes
and equity earnings	$127.7	$110.3	$384.7	$333.8

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	Sept. 28,	Dec. 29,
	2013	2012

Assets
Cash and cash equivalents	$182.5	$214.5
Trade and other accounts receivable – net	521.9	497.9
Finance receivables – net	367.4	323.1
Contract receivables – net	73.1	62.7
Inventories – net	440.3	404.2
Deferred income tax assets	88.8	81.8
Prepaid expenses and other assets	109.1	84.8
Total current assets	1,783.1	1,669.0

Property and equipment – net	384.4	375.2
Deferred income tax assets	95.0	110.4
Long-term finance receivables – net	540.8	494.6
Long-term contract receivables – net	211.4	194.4
Goodwill	837.4	807.4
Other intangibles – net	192.5	187.2
Other assets	56.4	64.1
Total assets	$4,101.0	$3,902.3

Liabilities and Equity
Notes payable and current maturities of long-term debt	$117.7	$5.2
Accounts payable	161.8	142.5
Accrued benefits	47.9	50.6
Accrued compensation	84.2	88.3
Franchisee deposits	64.4	54.7
Other accrued liabilities	249.7	247.9
Total current liabilities	725.7	589.2

Long-term debt	861.1	970.4
Deferred income tax liabilities	137.9	127.1
Retiree health care benefits	44.8	48.4
Pension liabilities	239.8	260.7
Other long-term liabilities	85.6	87.5
Total liabilities	2,094.9	2,083.3

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	226.6	204.6
Retained earnings	2,255.4	2,067.0
Accumulated other comprehensive loss	(111.1)	(124.2)
Treasury stock at cost	(449.1)	(412.7)
Total shareholders' equity attributable to Snap-on Inc.	1,989.2	1,802.1
Noncontrolling interests	16.9	16.9
Total equity	2,006.1	1,819.0
Total liabilities and equity	$4,101.0	$3,902.3

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Three Months Ended
	Sept. 28,	Sept. 29,
	2013	2012

Operating activities:
Net earnings	$87.0	$76.4
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	12.8	12.4
Amortization of other intangibles	6.6	6.6
Provision for losses on finance receivables	5.5	5.1
Provision for losses on non-finance receivables	1.7	1.3
Stock-based compensation expense	9.4	8.9
Excess tax benefits from stock-based compensation	(0.6)	(2.3)
Deferred income tax provision (benefit)	(8.1)	1.0
Loss on sale of assets	0.1	-
Changes in operating assets and liabilities:
Increase in trade and other accounts receivable	(17.9)	(16.0)
Increase in contract receivables	(24.1)	(24.4)
Increase in inventories	(16.7)	(8.0)
Increase in prepaid and other assets	(5.7)	(5.0)
Increase in accounts payable	2.4	3.7
Increase in accruals and other liabilities	31.9	10.0
Net cash provided by operating activities	84.3	69.7

Investing activities:
Additions to finance receivables	(160.9)	(140.7)
Collections of finance receivables	126.6	112.7
Capital expenditures	(19.3)	(19.7)
Disposal of property and equipment	0.2	0.2
Other	1.5	0.7
Net cash used by investing activities	(51.9)	(46.8)

Financing activities:
Proceeds from short-term borrowings	-	4.7
Repayments of short-term borrowings	-	(5.6)
Net increase in other short-term borrowings	3.1	5.2
Cash dividends paid	(22.1)	(19.8)
Purchase of treasury stock	(5.4)	(23.7)
Proceeds from stock purchase and option plans	1.8	17.8
Excess tax benefits from stock-based compensation	0.6	2.3
Other	(3.3)	(2.4)
Net cash used by financing activities	(25.3)	(21.5)

Effect of exchange rate changes on cash and cash equivalents	0.7	1.1
Increase in cash and cash equivalents	7.8	2.5

Cash and cash equivalents at beginning of period	174.7	173.6
Cash and cash equivalents at end of period	$182.5	$176.1

Supplemental cash flow disclosures:
Cash paid for interest	$(26.4)	$(26.1)
Net cash paid for income taxes	(37.9)	(20.8)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Nine Months Ended
	Sept. 28,	Sept. 29,
	2013	2012

Operating activities:
Net earnings	$262.8	$227.9
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	38.3	37.6
Amortization of other intangibles	19.4	19.6
Provision for losses on finance receivables	15.0	13.8
Provision for losses on non-finance receivables	7.9	7.6
Stock-based compensation expense	28.9	25.0
Excess tax benefits from stock-based compensation	(6.5)	(5.0)
Deferred income tax provision	2.8	3.6
Gain on sale of assets	-	(0.9)
Changes in operating assets and liabilities, net of effects of acquisition:
Increase in trade and other accounts receivable	(27.8)	(18.9)
Increase in contract receivables	(31.4)	(37.9)
Increase in inventories	(35.5)	(27.4)
Increase in prepaid and other assets	(25.5)	(32.0)
Increase in accounts payable	16.7	23.8
Increase (decrease) in accruals and other liabilities	5.0	(10.4)
Net cash provided by operating activities	270.1	226.4

Investing activities:
Additions to finance receivables	(482.4)	(426.1)
Collections of finance receivables	373.7	328.9
Capital expenditures	(50.7)	(59.5)
Acquisition of business	(38.2)	-
Disposal of property and equipment	0.7	2.4
Other	(9.0)	0.7
Net cash used by investing activities	(205.9)	(153.6)

Financing activities:
Proceeds from short-term borrowings	1.6	11.2
Repayments of short-term borrowings	(0.5)	(14.1)
Net increase in other short-term borrowings	12.1	5.4
Cash dividends paid	(66.5)	(59.4)
Purchase of treasury stock	(67.5)	(61.8)
Proceeds from stock purchase and option plans	27.9	40.3
Excess tax benefits from stock-based compensation	6.5	5.0
Other	(8.7)	(8.7)
Net cash used by financing activities	(95.1)	(82.1)

Effect of exchange rate changes on cash and cash equivalents	(1.1)	(0.2)
Decrease in cash and cash equivalents	(32.0)	(9.5)

Cash and cash equivalents at beginning of year	214.5	185.6
Cash and cash equivalents at end of period	$182.5	$176.1

Supplemental cash flow disclosures:
Cash paid for interest	$(53.8)	$(53.8)
Net cash paid for income taxes	(117.4)	(59.8)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	Sept. 28,	Sept. 29,	Sept. 28,	Sept. 29,
	2013	2012	2013	2012

Net sales	$753.2	$711.6	$-	$-
Cost of goods sold	(388.9)	(371.2)	-	-
Gross profit	364.3	340.4	-	-
Operating expenses	(253.0)	(244.2)	-	-
Operating earnings before financial services	111.3	96.2	-	-

Financial services revenue	-	-	45.1	40.5
Financial services expenses	-	-	(13.5)	(12.6)
Operating earnings from financial services	-	-	31.6	27.9

Operating earnings	111.3	96.2	31.6	27.9
Interest expense	(14.0)	(13.3)	(0.4)	(0.3)
Intersegment interest income (expense) – net	12.1	11.1	(12.1)	(11.1)
Other income (expense) – net	(0.8)	(0.2)	-	-
Earnings before income taxes and equity earnings	108.6	93.8	19.1	16.5
Income tax expense	(33.7)	(28.8)	(7.1)	(6.1)
Earnings before equity earnings	74.9	65.0	12.0	10.4
Financial services – net earnings
attributable to Snap-on Inc.	12.0	10.4	-	-
Equity earnings, net of tax	0.1	1.0	-	-
Net earnings	87.0	76.4	12.0	10.4
Net earnings attributable to noncontrolling interests	(2.4)	(2.3)	-	-
Net earnings attributable to Snap-on Inc.	$84.6	$74.1	$12.0	$10.4

* Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Nine Months Ended		Nine Months Ended
	Sept. 28,	Sept. 29,	Sept. 28,	Sept. 29,
	2013	2012	2013	2012

Net sales	$2,259.0	$2,184.7	$-	$-
Cost of goods sold	(1,164.6)	(1,146.7)	-	-
Gross profit	1,094.4	1,038.0	-	-
Operating expenses	(757.5)	(739.7)	-	-
Operating earnings before financial services	336.9	298.3	-	-

Financial services revenue	-	-	133.6	118.4
Financial services expenses	-	-	(40.9)	(41.0)
Operating earnings from financial services	-	-	92.7	77.4

Operating earnings	336.9	298.3	92.7	77.4
Interest expense	(40.5)	(40.5)	(1.3)	(0.9)
Intersegment interest income (expense) – net	35.2	31.3	(35.2)	(31.3)
Other income (expense) – net	(3.2)	(0.4)	0.1	(0.1)
Earnings before income taxes and equity earnings	328.4	288.7	56.3	45.1
Income tax expense	(101.4)	(91.8)	(20.7)	(16.6)
Earnings before equity earnings	227.0	196.9	35.6	28.5
Financial services – net earnings
attributable to Snap-on Inc.	35.6	28.5	-	-
Equity earnings, net of tax	0.2	2.5	-	-
Net earnings	262.8	227.9	35.6	28.5
Net earnings attributable to noncontrolling interests	(7.0)	(6.4)	-	-
Net earnings attributable to Snap-on Inc.	$255.8	$221.5	$35.6	$28.5

* Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Sept. 28,	Dec. 29,	Sept. 28,	Dec. 29,
	2013	2012	2013	2012

Assets
Cash and cash equivalents	$179.1	$211.2	$3.4	$3.3
Intersegment receivables	15.7	14.1	-	-
Trade and other accounts receivable – net	521.6	497.5	0.3	0.4
Finance receivables – net	-	-	367.4	323.1
Contract receivables – net	6.8	7.4	66.3	55.3
Inventories – net	440.3	404.2	-	-
Deferred income tax assets	74.5	68.8	14.3	13.0
Prepaid expenses and other assets	113.3	88.3	0.8	1.0
Total current assets	1,351.3	1,291.5	452.5	396.1

Property and equipment – net	382.7	373.2	1.7	2.0
Investment in Financial Services	185.1	165.3	-	-
Deferred income tax assets	94.7	110.2	0.3	0.2
Long-term finance receivables – net	-	-	540.8	494.6
Long-term contract receivables – net	11.3	12.1	200.1	182.3
Goodwill	837.4	807.4	-	-
Other intangibles – net	192.5	187.2	-	-
Other assets	58.0	65.3	1.0	1.1
Total assets	$3,113.0	$3,012.2	$1,196.4	$1,076.3

Liabilities and Equity
Notes payable and current maturities of long-term debt	$21.4	$5.2	$96.3	$-
Accounts payable	160.5	142.1	1.3	0.4
Intersegment payables	-	-	15.7	14.1
Accrued benefits	47.9	50.6	-	-
Accrued compensation	81.4	84.9	2.8	3.4
Franchisee deposits	64.4	54.7	-	-
Other accrued liabilities	208.3	207.8	49.0	46.9
Total current liabilities	583.9	545.3	165.1	64.8

Long-term debt and intersegment long-term debt	31.4	143.2	829.7	827.2
Deferred income tax liabilities	136.9	125.7	1.0	1.4
Retiree health care benefits	44.8	48.4	-	-
Pension liabilities	239.8	260.7	-	-
Other long-term liabilities	70.1	69.9	15.5	17.6
Total liabilities	1,106.9	1,193.2	1,011.3	911.0

Total shareholders' equity attributable to Snap-on Inc.	1,989.2	1,802.1	185.1	165.3
Noncontrolling interests	16.9	16.9	-	-
Total equity	2,006.1	1,819.0	185.1	165.3
Total liabilities and equity	$3,113.0	$3,012.2	$1,196.4	$1,076.3

* Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561